UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2026

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 24, 2026, Super League Enterprise, Inc. (the “Company”) increased the maximum aggregate offering price of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable under that certain Sales Agreement (the “Sales Agreement”) with The Benchmark Company, LLC (“Benchmark”) and StoneX Financial Inc. (“StoneX” and, together with Benchmark, the “Agents”)., dated August 18, 2026, to up to an additional aggregate of $2,270,000, which does not include the approximately $2,228,999 of shares of Common Stock that were sold pursuant to the Sales Agreement,  and filed a prospectus supplement (the “Current Prospectus Supplement”) . A copy of the legal opinion as to the legality of the $2,270,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: August 24, 2026	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer